Exhibit 99.(d)(3)(c)

SCHEDULE A

(as of June 25, 2025)

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco AAA CLO Floating Rate Note ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/26
Invesco Active U.S. Real Estate ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/20/08	11/18/08	11/19/08	4/30/26
Invesco Comstock Contrarian Equity ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	5/5/25	5/7/25	4/30/26
Invesco Core Fixed Income ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/25/25	[ ]	[ ]	4/30/27

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Global Equity Net Zero ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/25/25	[ ]	[ ]	4/30/27
Invesco High Yield Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	11/24/20	12/02/20	4/30/26
Invesco High Yield Select ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/26
Invesco Intermediate Municipal ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/25/25	[ ]	[ ]	4/30/27
Invesco International Growth Focus ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	5/5/25	6/11/25	4/30/26

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Managed Futures Strategy ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	3/17/25	3/19/25	4/30/26
Invesco MSCI EAFE Income Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/27/24	7/15/24	7/17/24	4/30/26
Invesco QQQ Hedged Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	03/13/25	5/5/25	5/7/25	4/30/26
Invesco QQQ Income Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/27/24	7/15/24	7/17/24	4/30/26

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Real Assets ESG ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/20	12/16/20	12/18/20	4/30/26
Invesco Rochester High Yield Municipal ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/26
Invesco Short Duration Total Return Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/26
Invesco S&P 500 Equal Weight Income Advantage ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	06/27/24	7/15/24	7/17/24	4/30/26
Invesco SteelPath MLP & Energy Infrastructure ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust	12/13/24	2/18/25	2/20/25	4/30/26

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Total Return Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/26
Invesco Ultra Short Duration ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/26
Invesco Variable Rate Investment Grade ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/17/15	09/20/16	09/21/16	4/30/26

SCHEDULE B

Addresses of Sub-Advisers

Invesco Advisers, Inc.

11 Greenway Plaza

Suite 1000

Houston, Texas 77046

Invesco Asset Management Deutschland GmbH

An der Welle 5

1st Floor

Frankfurt, Germany 60322

Invesco Asset Management Limited

Perpetual Park

Perpetual Park Drive

Henley-on-Thames

Oxfordshire

RG9 1HH

United Kingdom

Invesco Asset Management (Japan) Limited

Roppongi Hills Mori Tower 14th Floor

6-10-1 Roppongi, Minato-ku

Tokyo 106-6114

Invesco Hong Kong Limited

45/F Jardine House

1 Connaught Place,

Central Hong Kong

Invesco Senior Secured Management, Inc.

225 Liberty Street

New York, NY 10281

Invesco Canada Ltd.

16 York Street

Suite 1200

Toronto, Ontario

Canada M5J 0E6

INVESCO CAPITAL MANAGEMENT LLC

Adviser

By:	/s/ Brian Hartigan
Name:	Brian Hartigan
Title:	Managing Director & Principal Executive Officer

INVESCO ADVISERS, INC.

Sub-Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Senior Vice President & Secretary

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/Mario Mueller-Muenzner	/s/ Leif Baumann
Name:	Mario Mueller-Muenzner	Leif Baumann
Title:	Authorised Signatory

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Oliver Bilal
Name:	Oliver Bilal
Title:	Head of EMEA Distribution

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub- Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub- Adviser

By:	/s/ Fanny Lee	/s/ Richard Chow
Name:	Fanny Lee	Richard Chow
Title:	Head of Finance, GC/ Reg Head of Investments, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary & Associate General Counsel

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham
Name:	Shalomi Abraham
Title:	Secretary & Senior Vice President